    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2002
                                           REGISTRATION STATEMENT NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

      L-3 COMMUNICATIONS                           L-3 COMMUNICATIONS
        HOLDINGS, INC.                                 CORPORATION
          (Exact Name of Registrants as Specified in Their Charters)


           DELAWARE                                       DELAWARE
       (State or Other Jurisdiction of Incorporation or Organization)


          13-3937434                                       13-3937436
                     (I.R.S. Employer Identification Number)

      600 THIRD AVENUE                                600 THIRD AVENUE
  NEW YORK, NEW YORK 10016                        NEW YORK, NEW YORK 10016
       (212) 697-1111                                  (212) 697-1111
               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants' Principal Executive Offices)

                                 --------------

                       SEE TABLE OF ADDITIONAL REGISTRANTS

                                 --------------

                          CHRISTOPHER C. CAMBRIA, ESQ.
                                600 THIRD AVENUE
                               NEW YORK, NY 10016
                                 (212) 697-1111
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                 --------------

                                    Copy to:
                              VINCENT PAGANO, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000

                                 --------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.

                                 --------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                 --------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                 --------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                --------------
                                                   (Continued on following page)
================================================================================

(Continued from previous page)

                                                CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                              PROPOSED MAXIMUM         PROPOSED          AMOUNT OF
       TITLE OF EACH CLASS OF                              AMOUNT TO BE      AGGREGATE OFFERING    MAXIMUM AGGREGATE    REGISTRATION
     SECURITIES TO BE REGISTERED                           REGISTERED(1)   PRICE PER SECURITY(1)   OFFERING PRICE(1)        FEE
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock,
 Common Stock, Stock Purchase Contracts,
 Stock Purchase Units and Warrants(2) .................   $1,000,000,000           100%(3)         $1,000,000,000(3)    $ 92,000.00
------------------------------------------------------------------------------------------------------------------------------------
Guarantees of L-3 Communications
 Holdings, Inc. of Debt Securities
 of L-3 Communications Corporation and
 Guarantees of Subsidiary Guarantors of
 Debt Securities of L-3 Communications
 Holdings, Inc. and L-3 Communications Corporation ....          (4)                   (4)                       (4)         None
------------------------------------------------------------------------------------------------------------------------------------
Common Stock(5) .......................................   500,000 shares        $111.26(6)         $   55,630,000(6)    $  5,117.96
====================================================================================================================================

(1) Pursuant to General Instructions II. D to Form S-3, the Amount to be Registered, the Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price have been omitted for each class of securities which are registered hereby, other than with respect to the specified shares of common stock to be sold by the selling stockholders.

(2) The Debt Securities registered hereby include such additional amount as may be necessary so that, if Debt Securities are issued with an original issue discount, the aggregate initial offering prices of all Debt Securities will equal no more than $1,000,000,000. The initial public offering price of any Debt Securities denominated in any foreign currency shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereby.

(3)     Estimated solely for purposes of calculating the registration fee.

(4) No separate consideration will be received for the Guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933 there is no filing fee with respect to the Guarantees.

(5) Represents shares of common stock to be sold by certain selling stockholders identified herein.

(6) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the last price of L-3 Holdings' common stock on March 22, 2002.

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                                --------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                 --------------

                        TABLE OF ADDITIONAL REGISTRANTS



                                                     STATE OR OTHER                          ADDRESS, INCLUDING ZIP CODE,
                                                     JURISDICTION OF      IRS EMPLOYER      AND TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT                            INCORPORATION OR     IDENTIFICATION       AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER                           ORGANIZATION           NUMBER           PRINCIPAL EXECUTIVE OFFICES
------------------------------------------------   ------------------   ----------------   --------------------------------
AMI Instruments, Inc.                                   Oklahoma        73-1122637         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Apcom, Inc.                                             Maryland        52-1291447         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Celerity Systems Incorporated                          California       77-0365380         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Coleman Research Corporation                             Florida        59-2039476         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
EER Systems, Inc.                                       Virginia        54-1349668         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Electrodynamics, Inc                                     Arizona        36-3140903         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Henschel, Inc.                                          Delaware        23-2554418         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Hygienetics Environmental Services, Inc.                Delaware        13-3992505         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Interstate Electronics Corporation                     California       95-1912832         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
KDI Precision Products, Inc.                            Delaware        31-0740721         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications AIS GP Corporation                   Delaware        13-4137187         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Analytics Corporation               California       54-1035921         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Atlantic Science and                New Jersey       22-2547554         600 Third Avenue
 Technology Corporation                                                                    New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Aydin Corporation                    Delaware        23-1686808         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications DBS Microwave, Inc.                 California       68-0281617         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications ESSCO, Inc.                          Delaware        04-2281486         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications ILEX Systems, Inc.                   Delaware        13-3992952         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Investments, Inc.                    Delaware        51-0260723         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications SPD Technologies, Inc.               Delaware        23-2869511         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Storm Control Systems, Inc.         California       77-0268547         600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111

                                                 STATE OR OTHER                          ADDRESS, INCLUDING ZIP CODE,
                                                 JURISDICTION OF      IRS EMPLOYER      AND TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT                        INCORPORATION OR     IDENTIFICATION       AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER                       ORGANIZATION           NUMBER           PRINCIPAL EXECUTIVE OFFICES
--------------------------------------------   ------------------   ----------------   --------------------------------
L-3 Communications Integrated Systems L.P.          Delaware        03-0391841         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Microdyne Communications Technologies               Maryland        59-3500774         600 Third Avenue
 Incorporated                                                                          New York, NY 10016
                                                                                       (212) 697-1111
Microdyne Corporation                               Maryland        52-0856493         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Microdyne Outsourcing Incorporated                  Maryland        33-0797639         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
MPRI, Inc.                                          Delaware        54-1439937         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Pac Ord, Inc.                                       Delaware        23-2523436         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Power Paragon, Inc.                                 Delaware        33-0638510         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
Southern California Microwave, Inc.                California       13-0478540         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
SPD Holdings, Inc.                                  Delaware        23-2977238         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
SPD Electrical Systems, Inc.                        Delaware        23-2457758         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111
SPD Switchgear, Inc.                                Delaware        23-2510039         600 Third Avenue
                                                                                       New York, NY 10016
                                                                                       (212) 697-1111

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 22, 2002

PROSPECTUS


                                 $1,000,000,000

                           [L-3 COMMUNICATIONSS LOGO]


                        L-3 COMMUNICATIONS HOLDINGS, INC.

                                  COMMON STOCK
                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS


                        L-3 COMMUNICATIONS HOLDINGS, INC.
                         500,000 SHARES OF COMMON STOCK


                         L-3 COMMUNICATIONS CORPORATION
                           GUARANTEED DEBT SECURITIES
--------------------------------------------------------------------------------

We, L-3 Communications Holdings, Inc., may offer and sell from time to time, in one or more series:

     o   our Common Stock,

     o our unsecured Debt Securities consisting of notes, debentures or other evidences of indebtedness which may be our senior Debt Securities, senior subordinated Debt Securities or subordinated Debt Securities,

     o   our Preferred Stock,

     o Warrants to purchase our Preferred Stock, our Common Stock or our Debt Securities.

     o   our Stock Purchase Contracts, and

     o   our Stock Purchase Units,

or any combination of these securities. Our Debt Securities may be guaranteed by substantially all of our wholly-owned domestic subsidiaries.

     Our wholly-owned subsidiary, L-3 Communications Corporation, may offer and sell from time to time, in one or more series of its unsecured Debt Securities consisting of notes, debentures or other evidence of indebtedness which may be of L-3 Communications, senior Debt Securities, senior subordinated Debt Securities or subordinated Debt Securities, which in each case will be fully and unconditionally guaranteed by us and may be further guaranteed by substantially all of our wholly-owned domestic subsidiaries.

     We will provide more specific information about the terms of an offering of any of these securities in supplements to this prospectus.

YOU SHOULD READ THIS PROSPECTUS, PARTICULARLY THE RISK FACTORS BEGINNING ON PAGE 5, AND ANY SUPPLEMENT CAREFULLY BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                          -----
Prospectus Summary ......................    3
Risk Factors ............................    5
The Company .............................   12
Ratio of Earnings to Fixed Charges and
   Earnings to Combined Fixed Charges and
   Preferred Stock Dividends ............   12
Use of Proceeds .........................   12
Dividend Policy .........................   13
Description of Debt Securities ..........   14
Description of Capital Stock ............   20

                                           PAGE
                                          -----
Description of Stock Purchase Contracts
   and Stock Purchase Units .............   24
Description of Warrants .................   24
Selling Stockholders ....................   25
Plan of Distribution ....................   25
Legal Matters ...........................   26
Experts .................................   26
Available Information ...................   26
Incorporation of Certain Documents by
   Reference ............................   26

                               ----------------

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of: (1) the Debt Securities (which may be guaranteed by substantially all of our domestic wholly-owned subsidiaries), Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units and Warrants that we may offer, (2) the Debt Securities (which will be guaranteed by us and may be further guaranteed by substantially all of our domestic wholly-owned subsidiaries) that L-3 Communications Corporation may offer and (3) the Common Stock that may be offered by the selling stockholders named herein (we collectively refer to all the securities mentioned above as the "Offered Securities"). A prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered will be provided to you in connection with each sale of Offered Securities. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of the Offered Securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the Offered Securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described below under "Incorporation of Certain Documents By Reference."

     "L-3 Holdings" refers to L-3 Communications Holdings, Inc. and "L-3 Communications" refers to L-3 Communications Corporation, a wholly-owned operating subsidiary of L-3 Holdings. Unless the context otherwise indicates, "L-3," "we," "us" and "our" refer to L-3 Holdings and its subsidiaries, including L-3 Communications. "Predecessor Company" refers to the ten initial business units we purchased from Lockheed Martin Corporation ("Lockheed Martin") in 1997. Except for its outstanding 5.25% Convertible Senior Subordinated Notes due 2009 and for its outstanding 4.00% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011, L-3 Holdings has no assets or liabilities and conducts no operations other than through L-3 Communications. L-3 Holdings has guaranteed the bank credit facilities of L-3 Communications.

THE SECURITIES WE MAY OFFER

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may offer and sell from time to time up to an aggregate of $1,000,000,000 of any of the following securities:

     o   Common Stock;

     o   Debt Securities;

     o   Preferred Stock;

     o   Stock Purchase Contracts;

     o   Stock Purchase Units; and

     o   Warrants.

In addition, L-3 Communications may offer and sell from time to time its Debt Securities that will be guaranteed by us and may be guaranteed by certain of its subsidiaries. Additionally, certain selling stockholders named herein may offer and sell from time to time up to an aggregate of 500,000 shares of our Common Stock owned by them. See "Selling Stockholders". We will not receive any proceeds from the sale of Common Stock sold by the selling stockholders.

COMMON STOCK

     We may issue shares of our Common Stock, par value $.01 per share. Holders of shares of our Common Stock are entitled to receive dividends when declared by our Board of Directors, subject to the rights of holders of our Preferred Stock. Each holder of our Common Stock is entitled to one vote per share. The holders of our Common Stock have no preemptive rights or cumulative voting rights.

     In addition, certain selling stockholders named herein may offer and sell from time to time up to an aggregate of 500,000 shares of our Common Stock owned by them.

DEBT SECURITIES

     We may offer Debt Securities, which may be either senior, senior subordinated or subordinated, and may be guaranteed by substantially all of our wholly-owned subsidiaries. We may issue Debt Securities either separately, or together with, upon conversion of or in exchange for other securities. L-3 Communications may offer its Debt Securities, which may be either senior, senior subordinated or subordinated and will be guaranteed by us and may be further guaranteed by substantially all of our wholly-owned subsidiaries.

     The Debt Securities issued by L-3 Holdings will be issued under an indenture between us and The Bank of New York, as trustee. The Debt Securities issued by L-3 Communications will be issued under an indenture among L-3 Communications, L-3 Holdings, as guarantor, and The Bank of New York, as trustee. We have summarized general features of the Debt Securities under "Description of Debt Securities." We encourage you to read the indentures, forms of which are included as exhibits to the registration statement of which this prospectus forms a part.

PREFERRED STOCK

     We may issue shares of our Preferred Stock, $.01 par value per share, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of Preferred Stock being offered.

STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue Stock Purchase Contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The price per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

     The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either of the following:

     o   Debt Securities, or

     o   Debt obligations of third parties, including U.S. Treasury securities,

securing the holder's obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts.

WARRANTS

     We may issue Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. We may issue Warrants independently or together with other securities. Each Warrant will entitle the holder to purchase the principal amount of Debt Securities, or the number of shares of Preferred Stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the prospectus supplement.

                               ----------------

     We are incorporated in Delaware, and the address of our principal executive offices is 600 Third Avenue, New York, New York 10016. Our telephone number is
(212) 697-1111.

     L-3 Communications is incorporated in Delaware, and the address of its principal executive offices is 600 Third Avenue, New York, New York 10016. L-3 Communications' telephone number is (212) 697-1111.

                                  RISK FACTORS

     Investing in the Offered Securities involves risks, including the risks described in this prospectus and in the other documents which are incorporated herein by reference. Additional risks, including those that relate to any particular securities that we or L-3 Communications will offer, will be included in the applicable prospectus supplement. You should carefully consider the risk factors before investing in any of the Offered Securities.

OUR SIGNIFICANT LEVEL OF DEBT MAY ADVERSELY AFFECT OUR FINANCIAL AND OPERATING ACTIVITY.

     We have incurred substantial indebtedness to finance our acquisitions. As of December 31, 2001, we had $1,325.0 million of outstanding debt, excluding outstanding letters of credit (which aggregated $102.4 million) under our senior credit facilities . As of March 21, 2002, we had $2,207.5 million of outstanding debt, excluding outstanding letters of credit (which aggregated approximately $166.5 million) under our senior credit facilities . In addition, available borrowings under our bank credit facilities after reductions for outstanding letters of credit were $497.6 million as of December 31, 2001 and approximately $201.0 million as of March 21, 2002. The increase in our additional debt for December 31, 2001 to March 21, 2002 was principally related to the financing of our acquisition of Aircraft Integration Systems (AIS) business from the Raytheon Company which we completed on March 8, 2002. Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends were both 2.8 to 1.0 for the year ended December 31, 2001. In the future we may borrow more money, subject to limitations imposed on us by our debt agreements.

     Based on our current level of operations and anticipated improvements to our operations, we believe that our cash flow from operations and amounts we are able to borrow under our senior credit facilities will be adequate to meet our anticipated requirements for working capital, capital expenditures, research and development expenditures, program and other discretionary investments, interest payments and scheduled principal payments for the foreseeable future, at least for the next three years. Our ability to make scheduled payments of principal and interest on our indebtedness and to refinance our indebtedness depends on our future performance. We do not have complete control over our future performance because it is subject to economic, political, financial, competitive, regulatory and other factors affecting the aerospace and defense industry. It is possible that in the future our business may not generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sell assets, restructure debt or obtain additional equity capital. We cannot be sure that we would be able to do so or do so without additional expense.

     Our level of indebtedness has important consequences to you and your investment in the Offered Securities. These consequences may include:

     o requiring a substantial portion of our cash flow from operations to be used to pay interest and principal on our debt and therefore be unavailable for other purposes including capital expenditures, research and development and other investments;

     o limiting our ability to obtain additional financing for acquisitions or working capital to make investments or other expenditures, which may limit our ability to carry out our acquisition strategy;

     o higher interest expenses due to increases in interest rates on our borrowings that have variable interest rates;

     o heightening our vulnerability to downturns in our business or in the general economy and restricting us from making acquisitions, introducing new technologies and products or exploiting business opportunities; and

     o covenants that limit our ability to borrow additional funds, dispose of assets or pay cash dividends. Failure to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our financial position and results of operations due to financial and restrictive covenants.

     Additionally, on December 31, 2001, we had contractual obligations, including outstanding indebtedness, of $1,680.2 million and contingent commitments, including outstanding letters of credit under our senior credit facilities, of $261.1 million. These contractual obligations and contingent commitments are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which is incorporated herein by reference.

OUR ACQUISITION STRATEGY INVOLVES RISKS, AND WE MAY NOT SUCCESSFULLY IMPLEMENT OUR STRATEGY.

     We seek to acquire companies that complement our business. We cannot assure you, however, that we will be able to identify acquisition candidates on commercially reasonable terms or at all. If we make additional acquisitions, we also cannot be sure that any benefits anticipated from the acquisitions will actually be realized. Likewise, we cannot be sure that we will be able to obtain additional financing for acquisitions. Such additional financing could be restricted by the terms of our debt agreements.

     The process of integrating acquired operations, including our recent acquisitions, into our existing operations may result in unforeseen operating difficulties and may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions could result in the incurrence of additional debt and related interest expense, contingent liabilities and amortization expenses related to certain purchased intangible assets, all of which could have a materially adverse effect on our financial condition, operating results and cash flow. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We regularly evaluate potential acquisitions and joint venture transactions, and, except as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, we have not entered into any agreements with respect to any material transactions.

WE RELY ON SALES TO U.S. GOVERNMENT ENTITIES, AND THE LOSS OF SUCH CONTRACTS WOULD HAVE A MATERIAL IMPACT ON OUR OPERATING RESULTS.

     Our government sales are predominantly derived from contracts with agencies of, and prime contractors to, the U.S. Government. Approximately 64.7%, or $1,519 million, of our sales for the year ended December 31, 2001 were made directly or indirectly to the U.S. Department of Defense ("DoD"). At December 31, 2001, the number of contracts with a value exceeding $1.0 million was approximately 575. Our largest program is a long-term, fixed-price contract for secure terminal equipment that we sell to the U.S. Armed Services, intelligence and securities agencies that provided approximately 3.9% of our sales for the year ended December 31, 2001. No other program provided more than 3.2% of our sales for the year ended December 31, 2001. The loss of all or a substantial portion of our sales to the U.S. Government would have a material adverse effect on our financial condition, results of operations and cash flow.

OUR GOVERNMENT CONTRACTS ENTAIL CERTAIN RISKS.

     o   Government contracts are dependent upon the U.S. defense budget.

     The reduction in the U.S. defense budget in the early 1990s caused most defense-related government contractors to experience decreased sales, increased downward pressure on operating margins and, in certain cases, net losses. Our predecessor company experienced a substantial decline in sales during that period. A significant decline in U.S. military expenditures in the future could materially adversely affect our sales, earnings and cash flow. The loss or significant reduction in government funding of a large program in which we participate could also materially adversely affect our future sales, earnings and cash flows and thus our ability to meet our financial obligations. U.S. Government contracts are also conditioned upon the continuing approval by Congress of the amount of necessary spending. Congress usually appropriates funds for a given program each fiscal year even though contract periods of performance may exceed one year. Consequently, at the beginning of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract only if appropriations are made by Congress for future fiscal years.

     o Government contracts contain unfavorable termination provisions and are subject to audit and modification.

     Companies engaged primarily in supplying defense-related equipment and services to U.S. Government agencies are subject to certain business risks peculiar to the defense industry. These risks include the ability of the U.S. Government to unilaterally:

     o suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

     o   terminate existing contracts;

     o   reduce the value of existing contracts;

     o audit our contract-related costs and fees, including allocated indirect costs; and

     o   control and potentially prohibit the export of our products.

     All of our U.S. Government contracts can be terminated by the U.S. Government either for its convenience or if we default by failing to perform under the contract. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on the work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source. Our contracts with foreign governments generally contain similar provisions relating to termination at the convenience of the customer.

     The U.S. Government may review our costs and performance on their contracts, as well as our accounting and general business practices. Based on the results of such audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, amortization of goodwill, portions of research and development costs, and certain marketing expenses may not be reimbursable under U.S. Government contracts. Further, as a U.S. Government contractor, we are subject to investigation, legal action and/or liability that would not apply to a commercial company.

     o Government contracts are subject to competitive bidding and we are required to obtain licenses for non-U.S. sales.

     We obtain many of our U.S. Government contracts through a competitive bidding process. We cannot assure you that we will continue to win competitively awarded contracts or that awarded contracts will generate sales sufficient to result in our profitability. We are also subject to risks associated with the following:

     o the frequent need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and/or cost overruns;

     o the substantial time and effort including the relatively unproductive design and development required to prepare bids and proposals for competitively awarded contracts that may not be awarded to us;

     o   design complexity and rapid technological obsolescence; and

     o   the constant need for design improvement.

     In addition to these U.S. Government contract risks, we are required to obtain licenses from U.S. Government agencies to export many of our products and systems. Additionally, we are not permitted to export some of our products. We cannot be sure of our ability to gain any licenses required to export our products, and failure to receive required licenses would eliminate our ability to sell our products outside the United States.

OUR FIXED-PRICE AND COST-REIMBURSABLE CONTRACTS MAY COMMIT US TO UNFAVORABLE TERMS.

     We provide our products and services primarily through fixed-price or cost-reimbursable contracts. Fixed-price contracts provided 68.3% of our sales for the year ended December 31, 2001.

Under a fixed-price contract we agree to perform the scope of work required by the contract for a predetermined contract price. Although a fixed-price contract generally permits us to retain profits if the total actual contract costs are less than the estimated contract costs, we bear the risk that increased or unexpected costs may reduce our profit or cause us to sustain losses on the contract. Therefore, we fully absorb cost overruns on fixed-price contracts and this reduces our profit margin on the contract. Those cost overruns may result in a loss. A further risk associated with fixed-price contracts is the difficulty of estimating sales and costs that are related to performance in accordance with contract specifications and the possibility of obsolescence in connection with long-term procurements. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce our profitability or cause a loss.

     Cost-reimbursable contracts provided 31.7% of our sales for the year ended December 31, 2001. On a cost-reimbursable contract we are paid up to predetermined funding levels determined by our customers, our allowable incurred costs and generally a fee representing a profit on those costs, which can be fixed or variable depending on the contract's pricing arrangement. Therefore, on a cost-reimbursable contract we do not bear the risks of unexpected cost overruns. U.S. Government regulations require that we notify our customer of any cost overruns or underruns on a cost-reimbursable contract on a timely basis. If we incur costs in excess of the funding limitation specified in a cost-reimbursable contract, we may not be able to recover those cost overruns.

     We record sales and profits on substantially all of our contracts using percentage-of-completion methods of accounting. As a result, revisions made to our estimates of sales and profits are recorded in the period in which the conditions that require such revisions become known and can be estimated. Although we believe that adequate provisions for losses for our fixed-price contracts are recorded in our financial statements, as required under generally accepted accounting principles in the United States, we cannot assure you that our contract loss provisions, which are based on estimates, will be adequate to cover all actual future losses.

OUR OPERATIONS INVOLVE RAPIDLY EVOLVING PRODUCTS AND TECHNOLOGICAL CHANGE.

     The rapid change of technology is a key feature of all of the industries in which our businesses operate, including the commercial communications industry in particular. To succeed in the future, we will need to continue to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through both customer-funded and internally funded research and development. We cannot guarantee that we will continue to maintain comparable levels of research and development. In the past we have allocated substantial funds to capital expenditures, programs and other investments. This practice will continue to be required in the future. Even so, we cannot assure you that we will successfully identify new opportunities and continue to have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.

WE MAY NOT SUCCESSFULLY IMPLEMENT OUR PLAN TO EXPAND INTO COMMERCIAL MARKETS.

     Our revenues have primarily come from business with the DoD and other U.S. Government agencies. In addition to continuing to pursue these market areas, we will continue applying our technical capabilities and expertise to related commercial markets. Some of our commercial products, such as airport security equipment, voyage recorders and Prime Wave fixed wireless loop products, have only recently been introduced.

     These new commercial products are subject to certain risks and may require us to:

     o develop and maintain marketing, sales and customer support capabilities;

     o   secure sales and customer support capabilities;

     o   obtain customer and/or regulatory certification;

     o respond to rapidly changing technologies including those developed by others that may render our products and systems obsolete or non-competitive; and

     o   obtain customer acceptance of these products and product performance.

     Our efforts to expand our presence in commercial markets require significant resources, including additional working capital and capital expenditures, as well as the use of our management's time. Our ability to sell certain commercial products, particularly our broadband wireless communications products, depends to a significant degree on the efforts of independent distributors or communications service providers and on the financial viability of our existing and target customers for the commercial products. Certain of our existing and target customers are agencies or affiliates of governments of emerging and under-developed countries or private business enterprises operating in those countries. In addition, we have made equity investments in entities that plan to commence operations as communications service providers using some of our commercial products. We can give no assurance that these distributors or service providers will be able to market our products or their services successfully or that we will be able to realize a return of investment in them. We also cannot assure you that we will be successful in addressing these risks or in developing these commercial business opportunities.

CONSOLIDATION AND INTENSE COMPETITION IN THE INDUSTRIES IN WHICH OUR BUSINESSES OPERATE COULD LIMIT OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

     The communications equipment industry and the other industries in which our businesses operate, and the market for defense applications, is highly competitive. The defense industry has experienced substantial consolidation due to declining defense budgets and increasing pressures for cost reductions. We expect that the DoD's increased use of commercial off-the-shelf products and components in military equipment will continue to encourage new competitors to enter the market. We also expect that competition for original equipment manufacturing business will increase due to the continued emergence of merchant suppliers. Our ability to compete for defense contracts largely depends on the following factors:

     o the effectiveness and innovations of our research and development programs;

     o our ability to offer better performance than our competitors at a lower cost to the U.S. Government; and

     o the readiness of our facilities, equipment and personnel to undertake the programs for which we compete.

     In some instances, the U.S. Government directs all work for a particular project to a single supplier, commonly known as a sole-source project. In such cases, other suppliers who may otherwise be able to compete for the programs involved can only do so if the U.S. Government chooses to reopen the particular program to competition. Additionally, many of our competitors are larger than us and have substantially greater financial and other resources than we have.

OUR DEBT AGREEMENTS RESTRICT OUR ABILITY TO FINANCE OUR FUTURE OPERATIONS AND, IF WE ARE UNABLE TO MEET OUR FINANCIAL RATIOS, COULD CAUSE OUR EXISTING DEBT TO BE ACCELERATED.

     Our debt agreements contain a number of significant provisions that, among other things, restrict our ability to:

     o   sell assets;

     o   incur more indebtedness;

     o   repay certain indebtedness;

     o   pay dividends;

     o   make certain investments or acquisitions;

     o   repurchase or redeem capital stock;

     o   engage in mergers or consolidations; and

     o   engage in certain transactions with subsidiaries and affiliates.

     These restrictions could hurt our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, some of our debt agreements also require us to maintain compliance with certain financial ratios, including total consolidated earnings before interest, taxes, depreciation and amortization to total consolidated cash interest expense and total consolidated debt to total consolidated earnings before interest, taxes, depreciation and amortization, and to limit our capital expenditures. Our ability to comply with these ratios and limits may be affected by events beyond our control. A breach of any of these agreements or our inability to comply with the required financial ratios or limits could result in a default under those debt agreements. In the event of any such default, the lenders under those debt agreements could elect to:

     o declare all outstanding debt, accrued interest and fees to be due and immediately payable;

     o require us to apply all of our available cash to repay our outstanding senior debt; and

     o   prevent us from making debt service payments on our other debt.

     If we were unable to repay any of these borrowings when due, the lenders under our senior credit facilities could proceed against their collateral, which consists of a first priority security interest in the capital stock of our material subsidiaries, including L-3 Communications. If the indebtedness under the existing debt agreements were to be accelerated, we cannot assure you that our assets would be sufficient to repay such indebtedness in full.

IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY MANAGEMENT AND PERSONNEL, WE MAY BECOME UNABLE TO OPERATE OUR BUSINESS EFFECTIVELY.

     Our future success depends to a significant degree upon the continued contributions of our management, including Messrs. Lanza and LaPenta, and our ability to attract and retain other highly qualified management and technical personnel. We do not maintain any key person life insurance policies for members of our management. As of March 15, 2002, Messrs. Lanza and LaPenta benefically owned, in the aggregate 12.3% of our outstanding Common Stock. We have entered into employment agreements with Messrs. Lanza and LaPenta. We face competition for management and technical personnel from other companies and organizations. Failure to attract and retain such personnel would damage our prospects.

ENVIRONMENTAL LAWS AND REGULATION MAY SUBJECT US TO SIGNIFICANT LIABILITY.

     Our operations are subject to various U.S. federal, state and local as well as certain foreign environmental laws and regulations within the countries in which we operate relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations.

     New laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements may require us to incur costs in the future that could have a negative effect on our financial condition, results of operations or cash flow.

TERMINATION OF OUR BACKLOG OF ORDERS COULD NEGATIVELY IMPACT OUR SALES.

     We currently have a backlog of orders, primarily under contracts with the U.S. Government. The U.S. Government may unilaterally modify or terminate these contracts. Accordingly, most of our backlog could be modified or terminated by the U.S. Government. We cannot assure you that our existing backlog will result in sales. Further, we cannot be sure that the margin we record on sales from any contract included in backlog will be profitable.

OUR PENSION PLAN LIABILITIES MAY RESULT IN SIGNIFICANT EXPENSES.

     We have assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which we acquired. Prior to our formation, Lockheed Martin received a letter from the Pension Benefit Guaranty Corporation (the "PBGC") which requested information regarding the transfer of these pension plans and indicated that the PBGC believed certain of these pension plans were underfunded using its actuarial assumptions. These assumptions resulted in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards No. 87.

     With respect to these plans, Lockheed Martin entered into an agreement with us and the PBGC dated as of April 30, 1997. Under that agreement, Lockheed Martin agreed, upon the occurrence of certain circumstances, either to:

     o   assume sponsorship of the subject plans; or

     o   provide another form of financial support.

     If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding these plans or any costs associated with the termination of them, but we would be required to reimburse Lockheed Martin for its obligations. To date, the impact on our pension expense and funding requirements resulting from this arrangement has not been material to our results of operations, financial position or cash flow. However, should Lockheed Martin assume sponsorship of the subject plans, or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to us.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH MAY NOT BE CORRECT.

     Certain of the matters discussed concerning our operations, economic performance and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that their goals will be achieved.

                                  THE COMPANY

     We are a leading merchant supplier of sophisticated secure communication systems and specialized communications, avionics and ocean products. We produce secure, high data rate communication systems, training and simulation systems, engineering development and integration support, avionics and ocean products, fuzing products, telemetry, instrumentation, space and guidance products and microwave components. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and specialized products are used to connect a variety of airborne, space, ground-and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our customers include the U.S. Department of Defense ("DoD"), certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. federal, state and local government agencies.

                    RATIO OF EARNINGS TO FIXED CHARGES AND
        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The ratio of earnings to fixed charges, deficiency of earnings to cover fixed charges and earnings to combined fixed charges and preferred stock dividends presented below should be read together with the financial statements and the notes accompanying them and "Management's Discussion and Analysis of Financial Condition and Results of Operations" found in our Annual Report on Form 10-K for the year ended December 31, 2001, incorporated into this prospectus by reference. In calculating the ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of deferred debt issuance costs and that portion of lease rental expense representative of the interest element. Preferred stock dividends are the pre-tax equivalent, at our effective tax rate, of dividends earned on outstanding preferred stock.

                                                              L-3                                  PREDECESSOR COMPANY
                                 --------------------------------------------------------------   --------------------
                                                                                   NINE MONTHS
                                          YEAR ENDED DECEMBER 31,(1)                  ENDED           THREE MONTHS
                                 ---------------------------------------------    DECEMBER 31,            ENDED
                                    2001        2000        1999        1998         1997(2)         MARCH 31, 1997
                                 ---------   ---------   ---------   ---------   --------------   --------------------
Ratio of Earnings to Fixed
 Charges:                            2.8x        2.3x        2.4x        2.0x          1.7x                --(3)
Ratio of Earnings to Combined
 Fixed Charges and Preferred
 Stock Dividends:                    2.8x        2.3x        2.4x        2.0x          1.7x                --(3)

----------
  (1) Our results of operations are impacted significantly by our acquisitions, which are described in this prospectus or in documents incorporated herein by reference.

  (2) Reflects the acquisition of our predecessor company and the commencement of our operations effective April 1, 1997.

  (3) Earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends by $0.5 million for the three months ended March 31, 1997.

                                USE OF PROCEEDS

     Unless otherwise indicated in a prospectus supplement, L-3 Holdings and L-3 Communications, as the case may be, will use all or a portion of the net proceeds from the sale of the Offered Securities for general working capital purposes, including acquisitions. General working capital purposes may include repayment of other debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purposes.

     We will not receive any proceeds from the sale of any shares of Common Stock offered by the selling stockholders.

                                DIVIDEND POLICY

     L-3 Holdings currently intends to retain its earnings to finance future growth and, therefore, does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Any determination as to the payment of dividends will depend upon the future results of operations, capital requirements and financial condition of L-3 Holdings and its subsidiaries and such other facts as the board of directors of L-3 Holdings may consider, including any contractual or statutory restrictions on L-3 Holdings' ability to pay dividends. Moreover, L-3 Holdings is a holding company and its ability to pay dividends is dependent upon receipt of dividends, distributions, advances, loans or other cash transfers from L-3 Communications. Certain outstanding debt instruments of L-3 Communications limit its ability to pay dividends or other distributions on L-3 Communications' common stock or to make advances, loans or other cash transfers to L-3 Holdings.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities summarizes certain general terms that will apply to the Debt Securities offered by us or by L-3 Communications, as the case may be. The description is not complete, and we refer you to the indentures, forms of which are included as exhibits to the registration statement of which this prospectus is a part. In addition, the terms described below may be amended, supplemented or otherwise modified pursuant to one or more supplemental indentures. Any such amendments, supplements or modifications will be set forth in the applicable prospectus supplement. For your reference, in several cases below we have noted the section in the indentures that the paragraph summarizes. Capitalized items have the meanings assigned to them in the indentures. The referenced sections of the indentures and the definitions of capitalized terms are incorporated by reference in the following summary.

     The Debt Securities issued by L-3 Communications will be senior, senior subordinated or subordinated debt of L-3 Communications and will be guaranteed by us and may be further guaranteed by substantially all of our other wholly-owned subsidiaries. The Debt Securities issued by us will be senior, senior subordinated or subordinated debt of ours and may be guaranteed by substantially all of our other wholly-owned subsidiaries. We may issue Debt Securities either separately, or together with, upon conversion of or in exchange for other securities. The Debt Securities issued by us will be issued under an indenture between us and The Bank of New York, as Trustee (the "Holdings Indenture"). The Debt Securities to be issued by L-3 Communications will be issued under an indenture among L-3 Communications, L-3 Holdings as guarantor, and The Bank of New York, as trustee (the "Communications Indenture," and together with the Holdings Indenture referred to herein as the "Indentures"). The Indentures are substantially identical, except for the provisions relating to L-3 Holdings' guarantee of the Debt Securities that may be issued by L-3 Communications. For purposes of the summary set forth below, obligors refers to L-3 Holdings in the case of Debt Securities issued by L-3 Holdings and the Holdings Indenture and L-3 Communications and L-3 Holdings, as guarantor, in the case of Debt Securities issued by L-3 Communications and the Communications Indenture. This summary of the Indentures is qualified by reference to the Indentures. You should refer to the Indentures in addition to reading this summary. The summary is not complete and is subject to the specific terms of the Indentures.

GENERAL

     Under the Holdings Indenture and the Communications Indenture, L-3 Holdings and L-3 Communications, respectively, will be able to issue from time to time in one or more series an unlimited amount of Debt Securities. Each time that L-3 Holdings or L-3 Communications issues a new series of Debt Securities, the supplement to the prospectus relating to that new series will specify the terms of those Debt Securities, including:

     o   Designation, amount and denominations;

     o   Percentage of principal amount at which Debt Securities will be issued;

     o   Maturity date;

     o   Interest rate and payment dates;

     o Terms and conditions of exchanging or converting Debt Securities for other securities;

     o   Currency of issue;

     o   Redemption terms;

     o Whether the Debt Securities will be guaranteed by subsidiaries of L-3 Holdings;

     o Whether the Debt Securities and/or any guarantees will be senior, senior subordinated or subordinated; and

     o Any other specific terms of the Debt Securities, including any deleted, modified or additional events of default or remedies or additional covenants provided with respect to the Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

     Unless otherwise specified in any prospectus supplement, the Debt Securities will be issuable in registered form without coupons and in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any transfer or exchange of any Debt Securities, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to discounted Debt Securities or to some Debt Securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable prospectus supplement.

     In determining whether the holders of the requisite aggregate principal amount of outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of Debt Securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity thereof.

     Payments relating to the Debt Securities generally will be paid by L-3 Holdings or L-3 Communications, as the case may be, at The Bank of New York's corporate trust office. However, L-3 Holdings or L-3 Communications, as the case may be, may elect to pay interest by mailing checks directly to the registered holders of the Debt Securities. You can transfer your Debt Securities at The Bank of New York's corporate trust office.

RANKING

     Unless otherwise described in the prospectus supplement for any series, the Debt Securities issued by L-3 Holdings or L-3 Communications, as the case may be, will be unsecured and will rank on a parity with all of the other unsecured and unsubordinated indebtedness issued by L-3 Holdings or L-3 Communications, as the case may be.

     We are a holding company and conduct substantially all of our operations through subsidiaries and L-3 Communications, our wholly-owned subsidiary, conducts a material amount of operations through subsidiaries. Our and L-3 Communications' right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the Debt Securities issued by us or L-3 Communications, as the case may be, to benefit as creditors of us or L-3 Communications, as the case may be, from such distribution) is junior to creditors of that subsidiary. As a result, claims of holders of the Debt Securities issued by us or L-3 Communications will generally have a junior position to claims of creditors of our or L-3 Communications' subsidiaries, except to the extent that we or L-3 Communications, as the case may be, may be recognized as a creditor of those subsidiaries or those subsidiaries guarantee the Debt Securities.

REOPENING OF ISSUE

     L-3 Holdings and L-3 Communications, as the case may be, may, from time to time, reopen an issue of Debt Securities without the consent of the holders of the Debt Securities and issue additional Debt Securities with the same terms (including maturity and interest payment terms) as Debt Securities issued on an earlier date. After such additional Debt Securities are issued they will be fungible with the previously issued Debt Securities to the extent specified in the applicable prospectus supplement.

DEBT GUARANTEES

     L-3 Holdings will fully and unconditionally guarantee, pursuant to the Communications Indenture, the due and prompt payment of the principal of and premium, if any, and interest on the

Debt Securities issued by L-3 Communications when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise. Debt Securities of L-3 Holdings may be guaranteed by, and Debt Securities of L-3 Communications may be further guaranteed by, additional subsidiaries of L-3 Holdings, the "subsidiary guarantors". If Debt Securities are guaranteed by subsidiary guarantors, that guarantee will be set forth in the applicable Indenture or a supplemental indenture.

     Payments with respect to the guarantee by L-3 Holdings of the senior subordinated Debt Securities and subordinated Debt Securities issued by L-3 Communications will be subordinated in right of payment to the prior payment in full of all senior indebtedness of L-3 Holdings to the same extent and manner that payments with respect to the senior subordinated Debt Securities and subordinated Debt Securities issued by L-3 Communications are subordinated in right of payment to the prior payment in full of all senior indebtedness of L-3 Communications. Likewise, payments with respect to subsidiary guarantees of senior subordinated Debt Securities and subordinated Debt Securities of L-3 Holdings and L-3 Communications, as the case may be, will be subordinated in right of payment to the prior payment in full of all senior indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to the senior subordinated Debt Securities and subordinated Debt Securities of L-3 Holdings and L-3 Communications, as the case may be, are subordinated in right of payment to the prior payment in full of all senior indebtedness of the issuer of such Debt Securities.

MERGER AND CONSOLIDATION

     Unless otherwise described in the prospectus supplement of any series, each of L-3 Holdings and L-3 Communications may under the applicable Indenture, without the consent of the holders of Debt Securities, consolidate with, merge with or into or transfer all or substantially all of our assets to any other corporation organized under the laws of the United States or any of its political subdivisions provided that:

     o the surviving corporation assumes all the obligations of L-3 Holdings and L-3 Communications, as the case may be, under the applicable Indenture;

     o at the time of such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

     o   certain other conditions are met.

MODIFICATION

     Generally, the rights and obligations of L-3 Holdings and L-3 Communications, as the case may be, and the holders' rights may be modified with the consent of holders of a majority of the outstanding Debt Securities of each series affected by such modification. However, unless otherwise described in the prospectus supplement of any series, no modification or amendment may occur without the consent of the affected holder of the Debt Security if that modification or amendment would do any of the following:

     o Change the stated maturity date of the principal of, or any installment of interest on, any of the holder's Debt Security.

     o Reduce the principal amount of, or the interest (or premium, if any) on, the Debt Security (including in the case of a discounted Debt Security, the amount payable upon acceleration of maturity or provable in bankruptcy).

     o   Change the currency of payment of the Debt Security.

     o Impair the right to institute suit for the enforcement of any payment on the Debt Security or adversely affect the right of repayment, if any, at the option of the holder.

     o Reduce the percentage of holders of Debt Securities necessary to modify or amend the Indentures or to waive any past default.

     o Release a guarantor from its obligations under its guarantee, other than in accordance with the terms thereof.

     o Modify the obligations of L-3 Holdings or L-3 Communications, as the case may be, to maintain an office or agency in New York City.

     A modification which changes a covenant or provision expressly included solely for the benefit of holders of one or more particular series will not affect the rights of holders of Debt Securities of any other series. (Section 9.02)

     Each Indenture provides that the Obligors and The Bank of New York, as trustee, may make modifications without the consent of the Debt Securities holders in order to do the following: (Section 9.01)

     o Evidence the assumption by a successor entity of the obligations of any of the Obligors under that Indenture.

     o   Convey security for the Debt Securities to The Bank of New York.

     o Add covenants, restrictions or conditions for the protection of the Debt Security holders.

     o Provide for the issuance of Debt Securities in coupon or fully registered form.

     o   Establish the form or terms of Debt Securities of any series.

     o Cure any ambiguity or correct any defect in the applicable Indenture which does not adversely affect the interests of a holder.

     o Evidence the appointment of a successor trustee or more than one trustee.

     o Surrendering any right or power conferred upon L-3 Holdings or L-3 Communications, as the case may be.

     o Complying with the requirements of the Securities and Exchange Commission in order to maintain the qualification of the Indentures under the Trust Indenture Act of 1939, as amended.

     o Adding or modifying any other provisions with respect to matters or questions arising under the Indentures which L-3 Holdings or L-3 Communications, as the case may be, and The Bank of New York may deem necessary or desirable and which will not adversely affect the interests of holders of Debt Securities.

     o Modify the existing covenants and events of default solely in respect of, or add new covenants or events of default that apply solely to, Debt Securities not yet issued and outstanding.

     o To provide for guarantees of the Debt Securities and to specify the ranking of the obligations of the guarantors under their respective guarantees.

EVENTS OF DEFAULT

     In the Indentures, an Event of Default means, unless otherwise described in the prospectus supplement of any series, any one of the following:

     o   Failure to pay interest on a Debt Security for 30 days;

     o   Failure to pay principal and premium, if any, when due;

     o   Failure to pay or satisfy a sinking fund installment when due;

     o Failure by us or L-3 Communications, as the case may be, or by a guarantor of the Debt Securities to perform any other covenant in the Indenture that continues for 60 days after receipt of notice;

     o   Certain events in bankruptcy, insolvency or reorganization; or

     o A guarantee being held in any judicial proceeding to be unenforceable or invalid.

     An Event of Default relating to one series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series issued under the applicable Indenture. If an Event of Default exists with respect to a series of Debt Securities, The Bank of New York or the holders of at least 25% of the outstanding Debt Securities of that series may declare the principal of that series due and payable.

     Any Event of Default with respect to a particular series of Debt Securities may be waived by the holders of a majority of the outstanding Debt Securities of that series, except for a failure to pay principal premium or interest on the Debt Security. (Sections 5.01, 5.02 and 5.08)

     The Bank of New York may withhold notice to the holder of the Debt Securities of any default (except in payment of principal, premium, interest or sinking fund payment) if The Bank of New York thinks it is in the interest of the holders. (Section 6.02)

     Subject to the specific duties that arise under the applicable Indenture if an Event of Default exists, The Bank of New York is not obligated to exercise any of its rights or powers under the applicable Indenture at the request of the holders of the Debt Securities unless they provide reasonable indemnity satisfactory to it. (Sections 6.01 and 6.03) Generally, the holders of a majority of the outstanding Debt Securities can direct the proceeding for a remedy available to The Bank of New York or for exercising any power conferred on The Bank of New York as the trustee. (Section 5.08)

TRUSTEE'S RELATIONSHIP

     The Bank of New York or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business. The Indentures provide that L-3 Holdings or L-3 Communications, as the case may be, will indemnify The Bank of New York against any and all loss, liability claim, damage or expense incurred that arises from the trust created by the applicable Indenture unless the loss, liability or expense results from The Bank of New York's negligence or willful misconduct. (Sections 6.01 and 6.07)

GLOBAL SECURITIES

     L-3 Holdings and L-3 Communications may issue some of the Debt Securities as Global Securities that will be deposited with a depository identified in a prospectus supplement. Global Securities may be issued in registered form and may be either temporary or permanent. A prospectus supplement will contain additional information about depository arrangements.

     Registered Global Securities will be registered in the depository's name or in the name of its nominee. When we issue a Global Security, the depository will credit that amount of Debt Securities to the investors that have accounts with the depository or its nominee. The underwriters or the Debt Security holders' agent will designate the accounts to be credited, unless the Debt Securities are offered and sold directly by us or L-3 Communications, in which case, we or L-3 Communications, as the case may be, will designate the appropriate account to be credited.

     Investors who have accounts with a depository, and people who have an interest in those institutions, are the beneficial owners of Global Securities held by that particular depository.

     Neither we nor L-3 Communications will maintain records regarding ownership or the transfer of Global Securities held by a depository or to nominee. If you are the beneficial owner of Global Securities held by a depository, you must get information directly from the depository.

     As long as a depository is the registered owner of a Global Security, that depository will be considered the sole owner of the Debt Securities represented by that Global Security. Except as set forth below, beneficial owners of Global Securities held by a depository will not be entitled to:

     o   Register the represented Debt Securities in their names;

     o   Receive physical delivery of the Debt Securities; or

     o Be considered the owners or holders of the Global Security under the Indenture.

     Payments on Debt Securities registered in the name of a depository or its nominee will be made to the depositary or its nominee. (Section 2.03)

     When a depository receives a payment, it must immediately credit the accounts in amounts proportionate to the account holders' interests in the Global Security. The beneficial owners of a Global Security should, and are expected to, establish standing instructions and customary practices with their investor that has an account with the depository, so that payments can be made with regard to securities beneficially held for them, much like securities held for the accounts of customers in bearer form or registered in "street name."

     A Global Security can only be transferred in whole by the depository to a nominee of such depository, or to another nominee of a depository. If a depository is unwilling or unable to continue as a depository and we do not appoint a successor depository within (90) days, we will issue Debt Securities in exchange for all of the Global Securities held by that depository. In addition, we may eliminate all Global Securities at any time and issue Debt Securities in exchange for them. Further, we may allow a depository to surrender a Global Security in exchange for Debt Securities on any terms that are acceptable to us and the depository. Finally an interest in the Global Security is exchangeable for a definitive Debt Security if an event of default has occurred as described above under "Events of Default." (Section 3.07)

     If any of these events occur, L-3 Holdings and L-3 Communications, as the case may be, will execute and The Bank of New York will authenticate and deliver to the beneficial owners of the Global Security in question a new registered security in an amount equal to and in exchange for that person's beneficial interest in the exchange Global Security. The depository will receive a new Global Security in an amount equal to the difference, if any, between the amount of the surrendered Global Security and the amount of Debt Securities delivered to the beneficial owners. Debt Securities issued in exchange for Global Securities will be registered in the same names and in the same denominations as indicated by the depository's records and in accordance with the instructions from its direct and indirect participants. (Section 3.07)

     The laws of certain jurisdictions require some people who purchase securities to actually take physical possession of those securities. The limitations imposed by these laws may impair your ability to transfer your beneficial interestsin a Global Security.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

     The current certificate of incorporation of L-3 Holdings (the "Certificate of Incorporation") authorizes 100,000,000 shares of Common Stock with a par value of $.01 per share and 25,000,000 shares of Preferred Stock. As of March 15, 2002, the outstanding capital stock of L-3 Holdings consisted of 39,608,831 shares of Common Stock. The following summaries of certain provisions of our capital stock do not purport to be complete and are subject to, and qualified in their entirety by, the provisions of the Certificate of Incorporation, including the Certificate of Designations pursuant to which any outstanding series of Preferred Stock may be issued, and bylaws of L-3 Holdings and by applicable law.

COMMON STOCK

     Voting Rights. Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders of L-3 Holdings, and do not have cumulative voting rights.

     Dividend Rights. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding Preferred Stock and any other provisions of our Certificate of Incorporation. L-3 Holdings does not, however, anticipate paying any cash dividends in the foreseeable future.

     Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of L-3 Holdings, after payment of the debts and other liabilities of L-3 Holdings, and subject to the rights of holders of shares of Preferred Stock, holders of Common Stock are entitled to share in any distribution to the stockholders on a pro-rata basis.

     Miscellaneous. All of the outstanding shares of Common Stock of L-3 Holdings are, and the shares of Common Stock offered hereby will be, fully paid and non-assessable. Holders of Common Stock have no preemptive or other rights to subscribe for additional shares. No shares of Common Stock are subject to redemption or a sinking fund.

PREFERRED STOCK

     General. Our Certificate of Incorporation authorizes our Board of Directors to cause Preferred Stock to be issued in one or more series, without stockholder action. The Board of Directors is authorized to issue up to 25,000,000 shares of Preferred Stock, par value $.01 per share, and can determine the number of shares of each series, and the rights, preference and limitations of each series. We may amend our Certificate of Incorporation to increase the number of authorized shares of preferred stock in a manner permitted by our Certificate of Incorporation and the Delaware General Corporation Law.

     The particular terms of any series of Preferred Stock being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of Preferred Stock. Those terms may include:

     o   The number of shares of the series of Preferred Stock being offered;

     o The title and liquidation preference per share of that series of the Preferred Stock;

     o   The purchase price of the Preferred Stock;

     o   The dividend rate (or method for determining such rate);

     o   The dates on which dividends will be paid;

     o Whether dividends on that series of Preferred Stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

     o Any redemption or sinking fund provisions applicable to that series of Preferred Stock;

     o Any conversion or exchange provisions applicable to that series of Preferred Stock;

     o Whether we have elected to offer Depositary Shares with respect to that series of Preferred Stock; and

    o Any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

     If the terms of any series of Preferred Stock being offered differ from the terms set forth herein, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designations relating to the series of the Preferred Stock for the complete terms of that Preferred Stock. That Certificate of Designations will be filed with the Securities and Exchange Commission promptly after the offering of the Preferred Stock.

     The Preferred Stock will, when issued, be fully paid and nonassessable.

     Voting Rights. Except as indicated in the prospectus supplement, or except as expressly required by applicable law, the holders of Preferred Stock will not be entitled to vote.

     Dividend Rights. Holders of Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the Board of Directors. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the Board of Directors fails to declare a dividend on any series of Preferred Stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

     No full dividends will be declared or paid on any series of Preferred Stock, unless full dividends for the dividend period commencing after the immediately preceding dividend payment date (and cumulative dividends still owing, if any) have been or contemporaneously are declared and paid on all other series of Preferred Stock that have the same rank as, or rank senior to, that Preferred Stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of Preferred Stock and on each other series of preferred stock having the same rank as, or ranking senior to, that series of Preferred Stock will in all cases bear to each other the same ratio that accrued dividends per share on that series of Preferred Stock and the other preferred stock bear to each other. In addition, generally, unless full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of Preferred Stock have been paid, no dividends will be declared or paid on the Common Stock and generally we may not redeem or purchase any Common Stock. No interest, or sum of money in lieu of interest, will be paid in connection with any dividend payment or payments which may be in arrears.

     Unless otherwise described in the prospectus supplement, the amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.


     Rights Upon Liquidation. In the event we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of Preferred Stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to each series of Preferred Stock, plus an amount equal to accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of Common Stock. If the amounts payable with respect to Preferred Stock of any series and any stock having the same rank as that series of Preferred Stock are not paid in full, the holders of Preferred Stock and of such other stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of Preferred Stock and any stock having the same rank as the Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business affairs.

     Redemption. Any series of Preferred Stock may be redeemable, in whole or in part, at our option. In addition, any series of Preferred Stock may be subject to mandatory redemption, including pursuant to a sinking fund. The redemption provisions that may apply to a series of Preferred Stock, including the redemption dates and the redemption prices for that series, will be set forth in the prospectus supplement.

     If a series of Preferred Stock is subject to mandatory redemption, the prospectus supplement will specify the year we can begin to redeem shares of the Preferred Stock, the number of shares of the Preferred Stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or in cash that we have received specifically from the sale of our capital stock, as specified in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of Preferred Stock may also provide that, if no such capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of Preferred Stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

     If fewer than all the outstanding shares of any series of Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of Preferred Stock called for redemption and all rights of the holders of those shares (except the right to receive the redemption price) will cease.

     In the event that full dividends, including accrued but unpaid dividends, if any, have not been paid on any series of Preferred Stock, we may not redeem that series in part and we may not purchase or acquire any shares of that series of Preferred Stock, except by any offer made on the same terms to all holders of that series of Preferred Stock.

     Miscellaneous. The Preferred Stock will, when issued, be fully paid and nonassessable. The Preferred Stock will have no preemptive rights.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our Common Stock is EquiServe Trust Company, N.A. The transfer agent and registrar for our Preferred Stock will be set forth in the applicable prospectus supplement.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR CHARTER AND BYLAWS

     The certificate of incorporation of L-3 Holdings provides for our board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of Common Stock outstanding are able to elect all of the directors.

     The certificate of incorporation of L-3 Holdings also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our stockholders may amend our bylaws or adopt new bylaws, by the affirmative vote of 662/3% of the outstanding voting securities. A special meeting of the stockholders may be called by our Chairman, Chief Executive Officer or stockholders owning 10% or more of the outstanding voting capital stock. These provisions may have the effect of delaying, deferring or preventing a change in control.

     The classification of the board of directors and lack of cumulative voting will make it more difficult not only for another party to obtain control of us by replacing our board of directors, but also for our existing stockholders to replace our board of directors. Since the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

     Our anti-takeover and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. They are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. Additionally, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.


SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     We, as a Delaware corporation, are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits us from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

     o prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of our outstanding voting stock at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of our outstanding voting stock that is not owned by the interested stockholder.

     In general, Section 203 defines "business combination" to include the following:

     o any merger or consolidation involving the interested stockholder and us;

     o any sale, transfer, pledge or other disposition of 10% or more of assets involving the interested stockholder;

     o subject to certain exceptions, any transaction that results in our issuance or transfer of any of our stock to the interested stockholder;

     o any transaction involving us that has the effect of increasing the proportionate share of the stock or any class or series of our stock beneficially owned by the interested stockholder; or

     o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through us.

     In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue Stock Purchase Contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The price per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

     The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either of the following:

     o   Debt Securities, or

     o   Debt obligations of third parties, including U.S. Treasury securities,

securing the holder's obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original Stock Purchase Contract.

     The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, which will be filed with the SEC promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

                           DESCRIPTION OF WARRANTS

     We may issue Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. We may issue Warrants independently or together with other securities. Each series of Warrants will be issued under a separate Warrant Agreement to be entered into between us and a bank or trust company, as warrant agent. You should refer to the Warrant Agreement relating to the specific Warrants being offered for the complete terms of the Warrant Agreement and the Warrants.

     Each Warrant will entitle the holder to purchase the principal amount of Debt Securities, or the number of shares of Preferred Stock, or Common Stock at the exercise price set forth in, or calculable as set forth in, the prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. After the close of business on the expiration date of the Warrant, unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised shall be specified in the prospectus supplement.

     The applicable prospectus supplement will describe the following terms, where applicable, of the Warrants in respect of which this prospectus is being delivered:

     o   the title of the Warrants;

     o   the aggregate number of the Warrants;

     o   the price or prices at which the Warrants will be issued;

     o the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the Warrants;

     o the designation and terms of the securities with which the Warrants are issued and the number of the Warrants issued with each such security;

     o if applicable, the date on and after which the Warrants and the related securities will be separately transferable;

     o the price at which the securities purchasable upon exercise of the Warrants may be purchased;

     o the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

     o the minimum or maximum amount of the Warrants that may be exercised at any one time;

     o   information with respect to book-entry procedures, if any;

     o a discussion of certain United States Federal income tax considerations; and

     o any other terms of the Warrants, including terms, procedures and limitations relating to the exercise of the Warrants.

                              SELLING STOCKHOLDERS

     The table below presents certain information regarding the beneficial ownership of the Common Stock outstanding as of March 15, 2002 by Frank C. Lanza, our Chairman, Chief Executive Officer and Director, and Robert V. LaPenta, our President, Chief Financial Officer and Director.

                                                                                 NUMBER OF SHARES OF COMMON
                                                                               STOCK BENEFICALLY OWNED AFTER
                             SHARES OF COMMON STOCK   MAXIMUM NUMBER OF        THE SALE OF MAXIMUM NUMBER OF
                               BENEFICIALLY OWNED     SHARES OF COMMON            SHARES OF COMMON STOCK
                            ------------------------  STOCK TO BE SOLD      ---------------------------------
NAME OF BENEFICIAL OWNER       NUMBER    PERCENTAGE       HEREUNDER                NUMBER        PERCENTAGE
--------------------------- ----------- ------------ ------------------     ---------------- ----------------
Frank C. Lanza ............ 2,389,957        5.9%    250,000                    2,139,957           5.3%
Robert V. LaPenta ......... 2,567,593        6.4%    250,000                    2,317,593           5.7%

                              PLAN OF DISTRIBUTION

     L-3 Holdings, L-3 Communications and the selling stockholders may sell the Offered Securities through underwriters, dealers or agents or directly to one or more purchasers including through a dividend reinvestment program. The applicable prospectus supplement will list the names of any underwriters or agents involved in the sale of the Offered Securities and any applicable commissions or discounts. In addition, the applicable prospectus supplement will list any securities exchanges on which the Offered Securities may be listed.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered through an underwriting syndicate represented by many underwriters. The obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     These Offered Securities may be sold directly by us and the selling stockholders or through agents. Any agent will be named, and any commissions payable to that agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis.

     We and the selling stockholders may authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase Offered Securities pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement. The prospectus supplement will set forth the commission payable for soliciting such contracts.

     We and the selling stockholders may agree to indemnify underwriters, dealers or agents against certain civil liabilities, including liabilities under the Securities Act of 1933, and may also agree to contribute to payments which the underwriters, dealers or agents may be required to make.

                                 LEGAL MATTERS

     The validity of each of the securities offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

     The following financial statements have been incorporated by reference in this registration statement in reliance of the reports of PricewaterhouseCoopers LLP, independent accountants, given on their authority as experts in accounting and auditing:

     o Our consolidated financial statements as of December 31, 2001 and 2000 and for the three years ended December 31, 2001 incorporated by reference in this registration statement from our Annual Report on Form 10-K for the year ended December 31, 2001; and

     o The combined financial statements of Aircraft Integration Systems Business as of December 31, 2001 and 2000 and for the three years ended December 31, 2001 incorporated by reference in this registration statement from our Current Report on Form 8-K dated March 22, 2002.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at a regional public reference facility maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

     So long as we are subject to the periodic reporting requirements of the Securities Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the notes. We have agreed that, even if we are not required under the Securities Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 of the Securities Exchange Act to the trustee and the holders of the notes as if it were subject to such periodic reporting requirements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

     o   Our Current Report on Form 8-K dated March 22, 2002.

     You can request a copy of these filings at no cost, by writing or calling us at the following address:

          L-3 Communications Holdings, Inc.
          600 Third Avenue
          New York, New York 10016
          (212) 697-1111
          Attention: Corporate Secretary.


     YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. YOU SHOULD READ ALL INFORMATION SUPPLEMENTING THIS PROSPECTUS.

                PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all fees and expenses, other than underwriting discounts and commissions, incurred or expected to be incurred by L-3 Communications Holdings, Inc. in connection with the issuance and distribution of the securities being registered hereby. All but the Securities and Exchange Commission registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee .........    $ 97,118
Legal fees and expenses .....................................     250,000
Accounting fees and expenses ................................     100,000
Trustees' fees and expenses .................................       2,500
Printing and engraving fees .................................     100,000
Miscellaneous expenses ......................................      50,000
                                                                 --------
   Total ....................................................    $599,618
                                                                 ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

     (i) permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

     (ii) permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

     (iii) mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

     (iv) that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, our Certificate of Incorporation (the "Certificate of Incorporation") provides that we shall, to the fullest extent permitted by the DGCL, (i) indemnify our officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

     Our Bylaws (the "Bylaws") require the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Bylaws provide that indemnification shall include not only reasonable expenses, but also judgments, fines, penalties and amounts paid in settlement. The Bylaws provide that the Registrant may, subject to authorization on a case by case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the board of directors.

     The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein.

     Our Certificate of Incorporation limits the personal liability of our directors to us or our stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or
(iv) for any transaction for which the director derived an improper personal benefit.


     We maintain officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS

     The following exhibits are filed as part of this registration statement:


 EXHIBIT
   NO.   DESCRIPTION
-------- --------------------------------------------------------------------------------------------
  1.1    Form of Debt Underwriting Agreement*
  1.2    Form of Equity Underwriting Agreement*
  1.3    Form of Preferred Stock Underwriting Agreement*
  1.4    Form of Warrants Underwriting Agreement*
  1.5    Form of Stock Purchase Units Underwriting Agreement*
  1.6    Form of Stock Purchase Contracts Underwriting Agreement*
  4.1    Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of L-3
         Communications Holdings, Inc.'s Registration Statement on Form S-1, as filed with the
         Commission on February 27, 1998 (File No. 333-46975))
  4.2    By-laws (incorporated herein by reference to Exhibit 3.2 of L-3 Communications Holdings,
         Inc.'s Registration Statement on Form S-1, as filed with the Commission on February 27,
         1998 (File No. 333-46975))
  4.3    Form of stock certificate (incorporated herein by reference to Exhibit 4.1 of L-3
         Communications Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-46975))
  4.4    Stockholders Agreement dated as of April 30, 1997 among L-3 Communications Holdings,
         Inc. and the stockholders parties thereto (incorporated by reference to Exhibit 10.3 to L-3
         Communications Holdings, Inc.'s Registration Statement on Form S-1 No. 333-46975)
  4.5    Form of L-3 Holdings Indenture**
  4.6    Form of L-3 Communications Indenture**
  4.7    Form of L-3 Holdings Debt Security*
  4.8    Form of L-3 Communications Debt Security*
  4.9    Form of Guarantee under Holdings Indenture*
  4.10   Form of Guarantee under Communications Indenture*
  4.11   Form of Preferred Stock share certificate.*
  4.12   Form of Purchase Contract Agreement relating to Stock Purchase Contracts and Stock
         Purchase Units*
  4.13   Form of Pledge Agreement for Stock Purchase Contracts and Stock Purchase Units.*
  4.14   Form of Warrant Agreement*
  5.1    Opinion of Simpson Thacher & Bartlett**
 12      Statements re: Computation of Ratios (incorporated by reference to Exhibit 12 to L-3
         Commuications Holdings, Inc.'s Annual Report on Form 10-K for the fiscal year ended
         December 31, 2001)
 23.1    Consent of PricewaterhouseCoopers LLP**
 23.2    Consent of Simpson Thacher & Bartlett (contained in their opinion filed as Exhibit 5.1)
 24      Power of Attorney of L-3 Communications Holdings, Inc., L-3 Communications Corporation
         and the Additional Registrants (included on the signature pages hereto)
 25.1    Statement of Eligibility of Trustee on Form T-1 under the Holdings Indenture**
 25.2    Statement of Eligibility of Trustee on Form T-1 under the Communications Indenture**

----------
*     To be filed with a subsequent 8-K
**    Filed herewith

ITEM 17. UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's Annual Report on Form 10-K pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 22, 2002.


                               L-3 COMMUNICATIONS HOLDINGS, INC.


                               By: /s/ Christopher C. Cambria
                                 ------------------------------------
                               Christopher C. Cambria, Senior Vice President -- General Counsel and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Michael T. Strianese, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462
(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                TITLE                           DATE
-----------------------------   ------------------------------------------   ---------------
 /s/ Frank C. Lanza             Chairman, Chief Executive Officer and        March 22, 2002
 ----------------------------   Director
  Frank C. Lanza


 /s/ Robert V. LaPenta          President, Chief Financial Officer and       March 22, 2002
 ----------------------------   Director
  Robert V. LaPenta


 /s/ Christopher C. Cambria     Senior Vice President -- General Counsel     March 22, 2002
 ----------------------------   and Secretary
  Christopher C. Cambria


 /s/ Michael T. Strianese       Senior Vice President -- Finance             March 22, 2002
 ----------------------------
  Michael T. Strianese


 /s/ Thomas A. Corcoran         Director                                     March 22, 2002
 ----------------------------
  Thomas A. Corcoran


 /s/ Robert B. Millard          Director                                     March 22, 2002
 ----------------------------
  Robert B. Millard


 /s/ John E. Montague           Director                                     March 22, 2002
 ----------------------------
  John E. Montague

          SIGNATURE               TITLE           DATE
----------------------------   ----------   ---------------
 /s/ John M. Shalikashvili     Director     March 22, 2002
 ---------------------------
  John M. Shalikashvili


 /s/ Arthur L. Simon           Director     March 22, 2002
 ---------------------------
  Arthur L. Simon


 /s/ Alan H. Washkowitz        Director     March 22, 2002
 ---------------------------
  Alan H. Washkowitz

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 22, 2002.

                               L-3 COMMUNICATIONS CORPORATION



                               By:  /s/ Christopher C. Cambria
                                 ------------------------------------
                               Christopher C. Cambria, Senior Vice President -- General Counsel and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Michael T. Strianese, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462
(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                               TITLE                          DATE
-----------------------------   ----------------------------------------   ---------------
       /s/ Frank C. Lanza       Chairman, Chief Executive Officer and      March 22, 2002
-----------------------------   Director
         Frank C. Lanza


     /s/ Robert V. LaPenta      President, Chief Financial Officer and     March 22, 2002
-----------------------------   Director
       Robert V. LaPenta


   /s/ Michael T. Strianese     Senior Vice President -- Finance           March 22, 2002
-----------------------------
     Michael T. Strianese


    /s/ Thomas A. Corcoran      Director                                   March 22, 2002
-----------------------------
      Thomas A. Corcoran


     /s/ Robert B. Millard      Director                                   March 22, 2002
-----------------------------
       Robert B. Millard


     /s/ John E. Montague       Director                                   March 22, 2002
-----------------------------
        John E. Montague


  /s/ John M. Shalikashvili     Director                                   March 22, 2002
-----------------------------
     John M. Shalikashvili


      /s/ Arthur L. Simon       Director                                   March 22, 2002
-----------------------------
        Arthur L. Simon


    /s/ Alan H. Washkowitz      Director                                   March 22, 2002
-----------------------------
      Alan H. Washkowitz

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 22, 2002.


                                        ELECTRODYNAMICS, INC.
                                        L-3 COMMUNICATIONS DBS MICROWAVE, INC.
                                        L-3 COMMUNICATIONS STORM CONTROL
                                         SYSTEMS, INC.
                                        MICRODYNE CORPORATION

                                        By:  /s/ Christopher C. Cambria
                                          ------------------------------------
                                        Christopher C. Cambria, Vice President
                                        and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




           SIGNATURE                               TITLE                          DATE
------------------------------   ----------------------------------------   ---------------
       /s/ Frank C. Lanza        Chief Executive Officer and Director       March 22, 2002
 -----------------------------
          Frank C. Lanza


     /s/ Robert V. LaPenta       Chief Financial Officer and Director       March 22, 2002
 -----------------------------
        Robert V. LaPenta


  /s/ Christopher C. Cambria     Vice President, Secretary and Director     March 22, 2002
 -----------------------------
     Christopher C. Cambria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 22, 2002.



                                     AMI INSTRUMENTS, INC.
                                     APCOM, INC.
                                     CELERITY SYSTEMS INCORPORATED
                                     COLEMAN RESEARCH CORPORATION
                                     EER SYSTEMS, INC.
                                     HENSCHEL INC.
                                     HYGIENETICS ENVIRONMENTAL
                                      SERVICES, INC.
                                     INTERSTATE ELECTRONICS CORPORATION
                                     KDI PRECISION PRODUCTS, INC.
                                     L-3 COMMUNICATIONS AIS GP CORPORATION
                                     L-3 COMMUNICATIONS ANALYTICS CORPORATION
                                     L-3 COMMUNICATIONS ATLANTIC SCIENCE AND
                                      TECHNOLOGY CORPORATION
                                     L-3 COMMUNICATIONS AYDIN CORPORATION
                                     L-3 COMMUNICATIONS ESSCO, INC.
                                     L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
                                     L-3 COMMUNICATIONS INVESTMENTS, INC.
                                     L-3 COMMUNICATIONS SPD
                                      TECHNOLOGIES, INC.
                                     MICRODYNE COMMUNICATIONS  TECHNOLOGIES
                                     INCORPORATED
                                     MICRODYNE OUTSOURCING INCORPORATED
                                     MPRI, INC.
                                     PAC ORD INC.
                                     POWER PARAGON, INC.
                                     SPD ELECTRICAL SYSTEMS, INC.
                                     SPD HOLDINGS, INC.
                                     SPD SWITCHGEAR INC.
                                     SOUTHERN CALIFORNIA MICROWAVE, INC.



                                     By:  /s/ Christopher C. Cambria
                                       --------------------------------------
                                     Christopher C. Cambria, Vice President
                                     and Secretary

                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                         TITLE                     DATE
------------------------------   -----------------------------   ---------------
       /s/ Frank C. Lanza        Chief Executive Officer         March 22, 2002
 -----------------------------
          Frank C. Lanza


     /s/ Robert V. LaPenta       Chief Financial Officer         March 22, 2002
 -----------------------------
        Robert V. LaPenta


  /s/ Christopher C. Cambria     Vice President and Director     March 22, 2002
 -----------------------------
     Christopher C. Cambria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 22, 2002.

                                 L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.

                                 By: L-3 COMMUNICATIONS AIS GP CORPORATION,
                                 as General Partner


                                 By:  /s/ Christopher C. Cambria
                                    -----------------------------------------
                                 Name: Christopher C. Cambria
                                 Title: Vice President and Secretary

                        SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                         TITLE                     DATE
------------------------------   -----------------------------   ---------------
       /s/ Frank C. Lanza        Chief Executive Officer         March 22, 2002
 -----------------------------
          Frank C. Lanza


     /s/ Robert V. LaPenta       Chief Financial Officer         March 22, 2002
 -----------------------------
        Robert V. LaPenta


  /s/ Christopher C. Cambria     Vice President and Director     March 22, 2002
 -----------------------------
     Christopher C. Cambria

                               INDEX TO EXHIBITS





 EXHIBIT
   NO.     DESCRIPTION
--------   ---------------------------------------------------------------------------------------------
 1.1       Form of Debt Underwriting Agreement*
 1.2       Form of Equity Underwriting Agreement*
 1.3       Form of Preferred Stock Underwriting Agreement*
 1.4       Form of Warrants Underwriting Agreement*
 1.5       Form of Stock Purchase Units Underwriting Agreement*
 1.6       Form of Stock Purchase Contracts Underwriting Agreement*
 4.1       Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of L-3
           Communications Holdings, Inc.'s Registration Statement on Form S-1, as filed with the
           Commission on February 27, 1998 (File No. 333-46975))
 4.2       By-laws (incorporated herein by reference to Exhibit 3.2 of L-3 Communications Holdings,
           Inc.'s Registration Statement on Form S-1, as filed with the Commission on February 27, 1998
           (File No. 333-46975))
 4.3       Form of stock certificate (incorporated herein by reference to Exhibit 4.1 of L-3
           Communications Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-46975))
 4.4       Stockholders Agreement dated as of April 30, 1997 among L-3 Communications Holdings, Inc.
           and the stockholders parties thereto (incorporated by reference to Exhibit 10.3 to L-3
           Communications Holdings, Inc.'s Registration Statement on Form S-1 No. 333-46975)
 4.5       Form of L-3 Holdings Indenture**
 4.6       Form of L-3 Communications Indenture**
 4.7       Form of L-3 Holdings Debt Security*
 4.8       Form of L-3 Communications Debt Security*
 4.9       Form of Guarantee under Holdings Indenture*
 4.10      Form of Guarantee under Communications Indenture*
 4.11      Form of Preferred Stock share certificate*
 4.12      Form of Purchase Contract Agreement relating to Stock Purchase Contracts and Stock
           Purchase Units*
 4.13      Form of Pledge Agreement for Stock Purchase Contracts and Stock Purchase Units*
 4.14      Form of Warrant Agreement*
 5.1       Opinion of Simpson Thacher & Bartlett**
12         Statements re: Computation of Ratios (incorporated by reference to Exhibit 12 to L-3
           Commuications Holdings, Inc.'s Annual Report on Form 10-K for the fiscal year ended
           December 31, 2001)
23.1       Consent of PricewaterhouseCoopers LLP**
23.2       Consent of Simpson Thacher & Bartlett (contained in their opinion filed as Exhibit 5.1)
24         Power of Attorney of L-3 Communications Holdings, Inc., L-3 Communications Corporation
           and the Additional Registrants (included on the signature pages hereto)
25.1       Statement of Eligibility of Trustee on Form T-1 under the Holdings Indenture**
25.2       Statement of Eligibility of Trustee on Form T-1 under the Communications Indenture**

----------
*     To be filed with a subsequent 8-K

**    Filed herewith